UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 October 5, 2020

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sansome Street

Suite 730

San Francisco, CA 94104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 5, 2020, SuRo Capital Corp. (the “Company”) issued a press release containing preliminary estimates of its results for the period ended September 30, 2020 (the “Press Release”). A copy of the Press Release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The information disclosed under this Item 2.02, including the information set forth in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01.	Other Events.

On October 5, 2020, the Company disclosed the following information in the Press Release.

ATM Offering

On September 23, 2020, the Company increased the maximum dollar amount of shares of its common stock that may be sold through its at-the-market offering (the “ATM Offering”) to $150.0 million from $50.0 million.

During the quarter ended September 30, 2020, the Company sold 3,808,979 shares under the ATM Offering for gross aggregate proceeds of approximately $50.9 million. The Company did not sell any shares of its common stock under the ATM Offering beginning September 29, 2020 to date. The remaining aggregate dollar value of shares that may yet be sold by the Company under the ATM Offering is approximately $99.1 million.

Share Repurchase Program

To date, the Company has repurchased 4,452,049 shares under its Share Repurchase Program for an aggregate purchase price of approximately $27.3 million since inception of the Share Repurchase Program in August 2017. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $2.7 million.

Under the publicly announced Share Repurchase Program and the Modified Dutch Auction Tender Offer completed during the fourth quarter of 2019, to date, the Company has repurchased 5,901,324 shares of its common stock for approximately $37.3 million.

Adjustment to Conversion Rate for Convertible Notes

As a result of the Company’s $0.25 per share cash dividend announced on September 28, 2020, an adjustment to the conversion rate of the Company’s 4.75% Convertible Senior Notes due 2023 (the “Notes”) has been made.

Effective as of October 5, 2020, the conversion price applicable to the Notes has been adjusted to $9.84 per share (101.6664 shares of the Company’s common stock per $1,000 principal amount of Notes) from the most recent conversion price of $10.10 per share (99.0298 shares of the Company’s common stock per $1,000 principal amount of Notes), which had been in effect since August 11, 2020. The adjustment to the conversion rate of the Notes was made pursuant to the supplemental indenture governing the Notes as a result of the Company’s cash dividend of $0.25 per share, payable on October 20, 2020 to the Company’s common stockholders of record as of the close of business on October 5, 2020. The ex-dividend for this dividend date is October 2, 2020.

Preliminary Estimates of Results for the Three Months Ended September 30, 2020

As previously reported, the Company’s net assets totaled approximately $192.7 million, or $11.84 per share, at June 30, 2020, and approximately $213.9 million, or $11.24 per share, at September 30, 2019. As of September 30, 2020, the Company’s dividend adjusted net asset value is estimated to be between $12.30 and $12.60 per share.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of the Company. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its third quarter results during the week of November 2, 2020.

Forward-Looking Statements

Statements included herein, including statements regarding the Company’s beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". The Company cautions that any forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause the Company’s actual results to differ from management's current expectations are contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release dated October 5, 2020*
*The press release attached hereto as Exhibit 99.1 is “furnished” and not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2020	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary